UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 4, 2004

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Almanor Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 NOTICE OF EMPLOYMENT AND SEVERANCE AGREEMENT WITH ROBERT P. VERHEECKE.

On November 4, 2004, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), entered into a letter agreement with Robert P. Verheecke, Blue Coat’s Vice President, Chief Financial Officer and Secretary, providing for his continued employment through May 2, 2005. Under the agreement, Blue Coat has agreed that it will not terminate Mr. Verheecke’s employment prior to May 2, 2005 except for cause as defined in the agreement. Mr. Verheecke will continue to receive his annual salary and benefits in accordance with Blue Coat’s existing policies. Provided Mr. Verheecke’s employment does not end prior to May 2, 2005 due to voluntary resignation or a termination by Blue Coat for cause, then upon his separation from employment, Mr. Verheecke will become entitled to one to three months of salary continuation, reimbursement of COBRA premiums for one to three months, and acceleration of vesting of certain stock options, and the time he has to exercise vested stock options will be extended to 12 months following his cessation of employment. The agreement also contains certain restrictive covenants, releases and other customary terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 10, 2004	By:	/s/ Robert Verheecke Robert Verheecke Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)